EXHIBIT 99.1

Bridger Aerospace Achieves Another Record Third Quarter

Recent Federal Wildfire Initiatives and Financing Transaction to Accelerate Growth

BELGRADE, Mont., Nov. 06, 2025 (GLOBE NEWSWIRE) -- Bridger Aerospace Group Holdings, Inc. (“Bridger”, “the Company” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today reported record results for the third quarter ended September 30, 2025.

Third Quarter and Recent Highlights:

  Record third quarter revenue of $67.9 million brings nine-month revenue to $114.3 million
  Third quarter net income jumps 26% to $34.5 million, adjusted EBITDA increases 4% to $49.1 million compared to the third quarter of 2024
  Closing of $49 million sale leaseback and $331 million financing package in late October to provide financial flexibility and growth capital for fleet expansion
  On track to hit the higher end of 2025 Adjusted EBITDA guidance of $42-$48 million
  Task order extensions that keep a portion of our fleet ready for deployment through October, underscore growing year-round wildfire activity
  Establishment of the Wildland Fire Service Plan and passage of the Fire Ready Nation Act helps the country focus its efforts on preparedness and aggressive wildfire suppression

“2025 has been a defining year for Bridger so far,” shared Sam Davis, Bridger’s Chief Executive Officer. Throughout the year, we have seen more strategic prepositioning and utilization of our aircraft. Statistically, this was a below average fire year; yet our focus on diversifying revenue streams and obtaining long-term contracts has positioned us to outperform. Our strong third quarter results and the completion of our debt refinancing, with the delayed drawn down facility, equips us with the opportunity to acquire new aircraft as we pursue new contracts to serve our customers – whether federal, state, local, or defense. As the threat of wildfire continues to grow, so does our commitment to year-round readiness. This quarter has demonstrated that commitment. For Bridger, financial resilience and a strong balance sheet are not ends in themselves, they are prerequisites for delivering on our mission to protect lives, property, critical infrastructure, and the environment.”

Summary Financial Results

(In thousands)	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025		2024
Revenues	$67,886	$64,507	$114,283		83,028

Operating income	39,030	32,865	34,406		12,801

Net income (loss)	34,519	27,346	19,289	-	(2,722)

Adjusted EBITDA	49,075	46,974	54,821		40,237

Net cash provided by (used in) operating activities			24,761		(2,834)

Cash and cash equivalents			$55,118		$33,328

Third Quarter 2025 Results
Revenue for the third quarter of 2025 was $67.9 million compared to $64.5 million in the third quarter of 2024, an increase of 5%. Excluding $2.1 million of revenue for return to service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB Funding, LLC (“MAB”), in the third quarter of 2025, revenue was $65.7 million, up 5% compared to $62.4 million in the third quarter of 2024 after excluding $2.1 million of revenue for return to service work performed under the MAB agreement. The increase in revenue was driven by higher activity with multiple Super Scoopers and surveillance aircraft deployed throughout the third quarter of 2025.

Cost of revenues was $21.1 million in the third quarter of 2025 compared to $23.0 million in the third quarter of 2024.

Selling, general and administrative expenses (“SG&A”) were $7.7 million in the third quarter of 2025 compared to $8.6 million in the third quarter of 2024 reflecting lower non-cash stock-based compensation expense and a decrease in earnout consideration partially offset by an increase in the fair value of our warrants compared to the third quarter of 2024.

Interest expense for the third quarter of 2025 was $5.8 million compared to $6.0 million in the third quarter of 2024.

Net income was $34.5 million in the third quarter of 2025 compared to net income of $27.3 million, in the third quarter of 2024. Earnings per diluted share was $0.37 for the third quarter of 2025 compared to $0.31 per diluted share in the third quarter of 2024. Adjusted EBITDA was $49.1 million in the third quarter of 2025, compared to $47.0 million in the third quarter of 2024.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

As of September 30, 2025, cash and cash equivalents were $55.1 million compared to $39.3 million as of December 31, 2024. The increase in cash from year end is due to the strong fire season activity.

Year to Date Results
Revenue for the first nine months of 2025 was $114.3 million compared to $83.0 million in the first nine months of 2024, representing an increase of 38%. Excluding $13.1 million of revenue for return to service work performed on the four Spanish Super Scoopers as part of our partnership agreement with MAB in the first nine months of 2025, revenue was $101.1 million compared to $78.0 million in the first nine months of 2024 after excluding $5.0 million for return to service work performed under the MAB agreement. The increase in revenue was driven by significantly higher activity with multiple Super Scoopers and surveillance aircraft deployed earlier in the first nine months of 2025 compared to the first nine months of 2024.

Cost of revenues was $57.0 million in the first nine months of 2025 compared to $42.1 million in the first nine months of 2024. Cost of revenues for the first nine months of 2025 included an increase of $9.6 million of expenses associated with the return-to-service work for the Spanish Super Scoopers compared to the first nine months of 2024.

SG&A expenses were $22.8 million in the first nine months of 2025 compared to $28.2 million for the first nine months of 2024, reflecting lower non-cash stock-based compensation expense and a decrease in fair value of earnout consideration partially offset by an increase in the fair value of our warrants.

Interest expense for the first nine months of 2025 decreased to $17.3 million from $17.8 million in the first nine months of 2024. Bridger also reported Other Income of $1.8 million for the first nine months of 2025 compared to $1.8 million for the first nine months of 2024.

Net income was $19.3 million in the first nine months of 2025 compared to a net loss of $2.7 million in the first nine months of 2024. Adjusted EBITDA was $54.8 million in the first nine months of 2025, compared to $40.2 million in the first nine months of 2024.

Business Outlook
With the continued strong fleet utilization in the third quarter supported by record task orders for our Super Scoopers, we remain on track to end 2025 at the higher end of our previously issued 2025 guidance of Adjusted EBITDA of $42 million to $48 million. Revenue has already exceeded the top end of our guidance range of $105 million to $111 million and is now expected to be between $118 million to $122 million. The Company also expects continued improvement in cash provided by operating activities in 2025.

Definitions and reconciliations of net loss to EBITDA and Adjusted EBITDA, are attached as Exhibit A to this release.

Conference Call
Bridger Aerospace will hold an investor conference call on Thursday, November 6, 2025, at 5:00 p.m. Eastern Time (3:00 p.m. Mountain Time) to discuss these results and its business outlook. Interested parties can access the conference call by dialing 800-343-4136 or 203-518-9843. The conference call will also be broadcast live on the Investor Relations section of our website at https://ir.bridgeraerospace.com. An audio replay will be available through November 13, 2025, by calling 844-512-2921 or 412-317-6671 and using the passcode 11160179. The replay will also be accessible at https://ir.bridgeraerospace.com.

About Bridger Aerospace
Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

Investor Contacts
Alison Ziegler
Darrow Associates
201-220-2678
aziegler@darrowir.com

Forward Looking Statements Certain statements included in this press release that are not historical facts (including any statements concerning plans and objectives of management for future operations of economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, 1) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements; (2) Bridger’s business and growth plans and future financial performance; (3) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (4) the magnitude, timing and benefits from any cost reduction actions; (5) Bridger’s exploration of, need for, or completion of any future financings; (6) Bridger’s potential sources of liquidity and capital resources; (7) Bridger’s remediation plan for its material weaknesses in Bridger’s internal control over financial reporting; and (8) anticipated investments in additional aircraft, capital resources and research and development and the effect of these investments. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the ability of Bridger to successfully implement the benefits from the financing transactions; Bridger’s ability to identify and effectively implement any current or future anticipated cost reductions, including any resulting impacts to Bridger’s business and operations therefrom; the duration or severity of any domestic or international wildfire seasons; changes in domestic and foreign business, market, financial, political and legal conditions; Bridger’s failure to realize the anticipated benefits of any acquisitions; Bridger’s successful integration of any aircraft (including achievement of synergies and cost reductions); Bridger’s ability to successfully and timely develop, sell and expand its services, and otherwise implement its growth strategy; risks relating to Bridger’s operations and business, including information technology and cybersecurity risks, loss of requisite licenses, flight safety risks, loss of key customers and deterioration in relationships between Bridger and its employees; risks related to increased competition; risks relating to potential disruption of current plans, operations and infrastructure of Bridger, including as a result of the consummation of any acquisition; risks that Bridger is unable to secure or protect its intellectual property; risks that Bridger experiences difficulties managing its growth and expanding operations; Bridger's ability to compete with existing or new companies that could cause downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities, and the loss of market share; the ability to successfully select, execute or integrate future acquisitions into Bridger's business, which could result in material adverse effects to operations and financial conditions; and those factors discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2025 for the fiscal year ended December 31, 2024 and in subsequent filings made by Bridger with the SEC from time to time. If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Revenues	$67,886	$64,507	$114,283	$83,028

Cost of revenues:
Flight operations	12,118	15,122	26,226	25,237
Maintenance	9,015	7,879	30,814	16,837
Total cost of revenues	21,133	23,001	57,040	42,074
Gross profit	46,753	41,506	57,243	40,954

Selling, general and administrative expense	7,723	8,641	22,837	28,153
Operating income	39,030	32,865	34,406	12,801

Interest expense	(5,802)	(5,989)	(17,274)	(17,766)
Other income	451	470	1,750	1,773
Income (loss) before income taxes	33,679	27,346	18,882	(3,192)
Income tax benefit	840	-	407	470
Net income (loss)	$34,519	$27,346	$19,289	$(2,722)

Series A preferred stock – adjustment to maximum redemptions value	(6,939)	(6,476)	(20,136)	(18,861)

Earnings (loss) attributable to Common stockholders - basic and diluted	$27,580	$20,870	$(847)	$(21,583)

Dilutive adjustments to Earnings (loss) attributable to Common stockholders - basic	6,939	6,476	-	-

Earnings (loss) attributable to Common stockholders - diluted	$34,519	$27,346	$(847)	$(21,583)

Earnings (loss) per share - basic	$0.50	$0.39	$(0.02)	$(0.43)
Earnings (loss) per share - diluted	$0.37	$0.31	$(0.02)	$(0.43)

Weighted average Common stock outstanding – basic	54,637	52,935	54,113	49,633
Weighted average Common stock outstanding – diluted	92,113	87,956	54,113	49,633

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of September 30, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$55,118	$39,336
Restricted cash	9,257	13,747
Accounts and note receivable	17,730	5,945
Aircraft support parts	1,043	857
Prepaid expenses and other current assets	5,045	3,924
Total current assets	88,193	63,809

Property, plant and equipment, net	179,701	183,769
Intangible assets, net	6,000	6,076
Goodwill	20,888	20,749
Other noncurrent assets	16,204	16,406
Total assets	$310,986	$290,809

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$6,473	$5,330
Accrued expenses and other current liabilities	11,049	14,057
Operating right-of-use current liability	2,274	1,835
Current portion of long-term debt, net of debt issuance costs	2,553	2,170
Total current liabilities	22,349	23,392
Long-term accrued expenses and other noncurrent liabilities	4,094	5,388
Operating right-of-use noncurrent liability	6,225	6,083
Long-term debt, net of debt issuance costs	200,396	202,469
Total liabilities	$233,064	$237,332

COMMITMENTS AND CONTINGENCIES

MEZZANINE EQUITY
Series A preferred stock	400,315	380,179

STOCKHOLDERS’ DEFICIT
Common stock	6	6
Additional paid-in capital	86,988	101,495
Accumulated deficit	(409,950)	(429,239)
Accumulated other comprehensive income	563	1,036
Total stockholders’ deficit	(322,393)	(326,702)
Total liabilities, mezzanine equity, and stockholders’ deficit	$310,986	$290,809

BRIDGER AEROSPACE GROUP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the nine months ended September 30,
	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$19,289	$(2,722)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities, net of acquisition:
Depreciation and amortization	14,196	14,759
Stock based compensation expense	4,829	13,719
Deferred tax benefit	-	(490)
Amortization of debt issuance costs	752	692
(Gain) loss on disposal of fixed assets	(119)	251
Change in fair value of the Warrants	1,066	(3,997)
Change in fair value of earnout consideration	(2,781)	479
Realized gain on investments in marketable securities	-	(16)
Change in fair value of embedded derivative	-	(885)
Changes in operating assets and liabilities:
Accounts receivable	(11,785)	(23,453)
Aircraft support parts	(186)	(46)
Prepaid expense and other current and noncurrent assets	2,848	1,303
Accounts payable, accrued expenses and other liabilities	(3,348)	(2,428)
Net cash provided by (used in) operating activities	24,761	(2,834)

Cash Flows from Investing Activities:
Proceeds from sales of property, plant and equipment	976	505
Purchases of property, plant and equipment	(10,570)	(3,099)
Expenditures for capitalized software	(923)	(973)
Collection of note receivable	-	3,000
Cash acquired through acquisition	-	2,592
Proceeds from sales and maturities of marketable securities	-	1,055
Net cash (used in) provided by investing activities	(10,517)	3,080

Cash Flows from Financing Activities:
Repayments on debt	(2,442)	(2,210)
Restricted stock units settled in cash	(391)	(694)
Payment of finance lease liability	(24)	(20)
Proceeds from issuance of Common Stock in the registered direct offering	-	9,169
Proceeds from issuance of Common Stock in the at-the-market offering	-	168
Payment of issuance costs for Common Stock in offerings	-	(1,006)
Net cash (used in) provided by financing activities	(2,857)	5,407
Effects of exchange rate changes	(95)	-
Net change in cash, cash equivalents and restricted cash	11,292	5,653
Cash, cash equivalents and restricted cash – beginning of the period	53,083	36,937
Cash, cash equivalents and restricted cash – end of the period	$64,375	$42,590
Less: Restricted cash – end of the period	9,257	9,262
Cash and cash equivalents – end of the period	$55,118	$33,328

EXHIBIT A Non-GAAP Results and Reconciliations

Although Bridger believes that net income or loss, as determined in accordance with GAAP, is the most appropriate earnings measure, we use EBITDA and Adjusted EBITDA as key profitability measures to assess the performance of our business. Bridger believes these measures help illustrate underlying trends in our business and use the measures to establish budgets and operational goals, and communicate internally and externally, in managing our business and evaluating its performance. Bridger also believes these measures help investors compare our operating performance with its results in prior periods in a way that is consistent with how management evaluates such performance.

Each of the profitability measures described below is not recognized under GAAP and does not purport to be an alternative to net income or loss determined in accordance with GAAP as a measure of our performance. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. EBITDA and Adjusted EBITDA exclude items that can have a significant effect on our profit or loss and should, therefore, be used only in conjunction with our GAAP profit or loss for the period. Bridger’s management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Bridger does not provide a reconciliation of forward-looking measures where Bridger believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts, such as acquisition costs, integration costs and loss on the disposal or obsolescence of aging aircraft. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of Bridger’s control or cannot be reasonably predicted. For the same reasons, Bridger is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP profitability measure that represents net income or loss for the period before the impact of the interest expense, income tax expense (benefit) and depreciation and amortization of property, plant and equipment and intangible assets. EBITDA eliminates potential differences in performance caused by variations in capital structures (affecting financing expenses), the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense).

Adjusted EBITDA is a non-GAAP profitability measure that represents EBITDA before certain items that are considered to hinder comparison of the performance of our businesses on a period-over-period basis or with other businesses. During the periods presented, we exclude from Adjusted EBITDA offering costs related to financing and other transactions, which include costs that are required to be expensed in accordance with GAAP. In addition, we exclude from Adjusted EBITDA non-cash stock-based compensation, business development and integration expenses, the change in the fair value of earnout consideration and the change in the fair value of warrants. Our management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future.

The following table reconciles net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2025, and 2024.

(In thousands)	For the three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Net income (loss)	$34,519	$27,346	$19,289	$(2,722)
Income tax benefit	(840)	-	(407)	(470)
Depreciation and amortization	8,196	11,471	14,196	14,759
Interest expense	5,802	5,989	17,274	17,766
EBITDA	47,677	44,806	50,352	29,333
Stock-based compensation(1)	1,101	3,369	4,829	13,718
Business development & integration expenses(2)	331	287	918	748
Offering costs(3)	-	105	437	(44)
Change in fair value of earnout consideration(4)	(34)	272	(2,781)	479
Change in fair value of Warrants(5)	-	(1,865)	1,066	(3,997)
Adjusted EBITDA	$49,075	$46,974	$54,821	$40,237

[1]	Represents non-cash stock-based compensation expense associated with employee and non-employee equity awards.
[2]	Represents expenses related to integration costs for completed acquisitions and potential acquisition targets and additional business lines.
[3]	Represents one-time costs for professional service fees related to the preparation for potential offerings that have been expensed during the period.
[4]	Represents non-cash fair value adjustment for earnout consideration issued in connection with the acquisition of Ignis Technologies, Inc. and Flight Test & Mechanical Solutions, Inc.
[5]	Represents the non-cash fair value adjustment for the outstanding warrants.